SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 27, 2004

LKQ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

120 North LaSalle Street, Suite 3300 Chicago, IL 60602
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 621-1950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 27, 2004, LKQ Corporation (“LKQ”) and Donald F. Flynn, the Chairman of the Board of Directors of LKQ (the “Optionee”), entered into an Amendment Agreement pursuant to which the Award Agreement dated January 29, 2004 between LKQ and the Optionee was amended.  Under the Award Agreement, LKQ granted to the Optionee an option to purchase 200,000 shares of common stock of LKQ at an exercise price of $18.87 per share (the average of the high and low sales prices of the common stock of LKQ on Nasdaq on January 29, 2004).  The Award Agreement provided that the option would be exercisable with respect to ten percent of the total number of shares subject to the option six months after the date of grant and with respect to an additional ten percent at the end of each six month period thereafter during the succeeding four and one-half years.  The Amendment Agreement changed the vesting period to provide that the option became exercisable with respect to all of the shares subject to the option as of the date of the Amendment Agreement.  A copy of the Amendment Agreement (to which the Award Agreement is attached) is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description of Exhibit
99.1	Amendment Agreement dated December 27, 2004 between LKQ Corporation and Donald F. Flynn

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2005
LKQ Corporation

	By:	/s/ VICTOR M. CASINI
Victor M. Casini
Vice President and General Counsel